As filed with the Securities and Exchange Commission on January 31, 2001
                                                   Registration No.  ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          --------------------------


                     WILSHIRE FINANCIAL SERVICES GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                     93-1223879

       (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                 Identification Number)

                1776 S.W. Madison Street, Portland, Oregon 97205
            (Address of Principal Executive Offices)      (Zip Code)

               Amended and Restated 1999 Equity Participation Plan
                    of Wilshire Financial Services Group Inc.
                            (Full Title of the Plan)

                                                           Copy to:
          MARK H. PETERMAN, ESQ.                       KEN IKARI, ESQ.
     Executive Vice President, Legal                Irell & Manella LLP
          Counsel and Secretary              1800 Avenue of the Stars, Suite 900
  Wilshire Financial Services Group Inc.            Los Angeles, CA 90067
        1776 S.W. Madison Street                       (310) 277-1010
         Portland, Oregon 97205
             (503) 223-5600

                 (Name, Address and Telephone Number, Including
                        Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE


------------------------------------- ---------------- -------------------- -------------------- ----------------
                                                        Proposed Maximum     Proposed Maximum       Amount of
              Title of                 Amount to be    Offering Price Per   Aggregate Offering    Registration
    Securities to be Registered       Registered (1)        Share (2)            Price (2)             Fee
------------------------------------- ---------------- -------------------- -------------------- ----------------
Common Stock, par value $0.01 per       30,000                $0.88              $26,400.00           $6.60
share                                  200,000                $1.00             $200,000.00          $50.00
                                     1,345,000                $1.06           $1,425,700.00         $356.43
                                       130,000                $1.16             $150,800.00          $37.70
                                       595,000                $1.19             $708,050.00         $177.01
                                       170,000                $1.22             $207,400.00          $51.85
                                       685,000                $1.38             $945,300.00         $236.33
                                       845,000                $1.47           $1,242,150.00         $310.54
                                     ---------                                                      -------
                                     4,000,000 shares                                             $1,226.46

------------------------------------- ---------------- -------------------- -------------------- ----------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plan.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low sales prices of the common stock of the Registrant as posted on the OTC Bulletin Board on January 25, 2001, a date within 5 business days prior to the filing of this registration statement. The average of the high and low sales prices of the common stock on January 25, 2001, which is higher than the exercise price of any outstanding option, is provided as the "Maximum Offering Price Per Share."

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the plan covered by this registration statement (the "Plan") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as a prospectus or a prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant's principal executive offices and available without charge, upon written or oral request to Mark H. Peterman, Executive Vice President, Legal Counsel and Secretary, Wilshire Financial Services Group Inc., 1776 S.W. Madison Street, Portland, Oregon 97205. Telephone requests may be directed to Mr. Peterman at (503) 223-5600.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

(1)      The Registrant's Annual Report on Form 10-K for fiscal year ended
                  December 31, 1999, as filed with the Commission on March 30, 2000;

(2)      The Registrant's Amended Quarterly Report on Form 10-Q/A for the
                  quarterly period ended June 30, 1999, as filed with the Commission on April 3, 2000;

(3)      The Registrant's Amended Quarterly Report on Form 10-Q/A for the
                  quarterly period ended September 30, 1999, as filed with the Commission on March 30, 2000;

(4)      The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as filed with the Commission on May 15, 2000;

(5)      The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, as filed with the Commission on August 14, 2000;

(6)      The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, as filed with the Commission on November 14, 2000;

(7)      The Registrant's Current Report on Form 8-K, as filed with the
                  Commission on April 13, 2000;

(8)      The Registrant's Current Report on Form 8-K, as filed with the
                  Commission on April 21, 2000;

(9)      The Registrant's Amended Current Report on Form 8-K/A, as filed with the Commission on May 3, 2000;

(10)     The Registrant's Current Report on Form 8-K, as filed with the
                  Commission on October 12, 2000;

(11)     The Registrant's Amended Current Report on Form 8-K/A, as filed with the Commission on October 19, 2000;

(12)     The Registrant's Amended Current Report on Form 8-K/A, as filed with the Commission on October 20, 2000; and

(13)     The description of the Registrant's  common stock contained in the
                  Registrant's Registration Statement on Form 8-A filed with the Commission on April 28, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The law firm of Irell & Manella LLP, as counsel to the Registrant, has given an opinion upon the validity of the securities being registered pursuant to this registration statement, which opinion is attached hereto as Exhibit 5.1. Edmund M. Kaufman, a director of the Registrant, is of-counsel to Irell & Manella LLP.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

         As permitted by Section 102 of the DGCL, Article XIII of Registrant's Amended and Restated Certificate of Incorporation provides that no director of Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         As permitted by Section 145 of the DGCL, Article V of Registrant's Amended and Restated Bylaws provide that Registrant shall indemnify, to the fullest extent not prohibited by law, any current or former directors, officers, employees and agents who are made, or are threatened to be made, parties to any action, suit or proceeding.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers. The Registrant has also entered into indemnification agreements with each of its directors and executive officers which generally provide that the Registrant shall indemnify the same to the fullest extent not prohibited by law and advance expenses in connection with any litigation for which such individual might seek indemnification from the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Certificate of Incorporation of Wilshire Financial Services Group Inc. dated June 8, 1999 (incorporated by reference to
Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 15, 1999.)

         4.2 Amended and Restated Bylaws of Wilshire Financial Services Group Inc. (incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.)

         5.1      Opinion of Irell & Manella LLP (including consent).

         23.1     Consent of Irell & Manella LLP (included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

         99.1 Amended and Restated 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000).

Item 9.  Undertakings.

a.       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 31st day of January, 2001.

                                          WILSHIRE FINANCIAL SERVICES GROUP INC.



                                            By:      /s/ Stephen P. Glennon
                                                 ------------------------------
                                                 Stephen P. Glennon
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on January 31, 2001.

           Signature                                 Title

/s/ Stephen P. Glennon
----------------------------------
Stephen P. Glennon                    President, Chief Executive Officer
                                      (Principal Executive Officer) and Director


/s/ Bruce A. Weinstein
----------------------------------
Bruce A. Weinstein                    Chief Financial Officer (principal
                                      financial officer)


/s/ Kent M. Gardner
----------------------------------
Kent M. Gardner                       Vice President and Corporate Controller
                                      (principal accounting officer)

/s/ Larry B. Faigin
----------------------------------
Larry B. Faigin                       Chairman of the Board


/s/ Elizabeth F. Aaroe
----------------------------------
Elizabeth F. Aaroe                    Director


/s/ Robert M. Deutschman
----------------------------------
Robert M. Deutschman                  Director


----------------------------------
Peter S. Fishman                      Director


----------------------------------
Edmund M. Kaufman                     Director


/s/ Daniel A. Markee
----------------------------------
Daniel A. Markee                      Director

                                  EXHIBIT INDEX

Exhibit           Description

4.1 Amended and Restated Certificate of Incorporation of Wilshire Financial Services Group Inc. dated June 8, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 15, 1999.)

4.2 Amended and Restated Bylaws of Wilshire Financial Services Group Inc. (incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.)

5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered.

23.1              Consent of Irell & Manella LLP (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

99.1 Amended and Restated 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.

                                 Exhibit 5.1

                         Opinion of Irell & Manella LLP

                        [Irell & Manella, LLP Letterhead]

                                January 31, 2001


Wilshire Financial Services Group Inc.
1776 S.W. Madison Street
Portland, Oregon  97205


Ladies and Gentlemen:

         We have acted as counsel to Wilshire Financial Services Group Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, as the same may be amended from time to time, filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration of 4,000,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, to be offered pursuant to the Amended and Restated 1999 Equity Participation Plan of Wilshire Financial Services Group Inc. (the "Plan").

         In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         We have also investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the federal laws of the United States and the General Corporation Law of the State of Delaware.

         Based on and subject to the foregoing and the other matters set forth herein, we are of the following opinion:

         (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

         (ii) The Shares, upon issuance, when delivered pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the inclusion of this opinion as an Exhibit to the Registration Statement. We further consent to the reference to us in Item 5 of
Part II of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

         This opinion is rendered as of the date hereof and we undertake no duty to update or revise it.

                                                     Very truly yours,

                                                     /s/ Irell & Manella LLP

                                                     Irell & Manella LLP

                                  Exhibit 23.2

             Consent of Arthur Andersen LLP, Independent Accountants

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 17, 2000 included in Wilshire Financial Services Group Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Portland, Oregon
January 30, 2001